EXHIBIT (a)(3)

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Employee Name
Address

                               GRAPHON CORPORATION

                                  ELECTION FORM

This Election Form (the "Election Form") relates to the offer (the "Offer") by GraphOn Corporation ("GraphOn") described in the "Offer to Exchange Outstanding Options to Purchase Common Stock" dated June 24, 2003 (the "Offer to Exchange") distributed to eligible employees of GraphOn. To participate in the Offer and tender your Eligible Options (as defined below) for exchange, you must properly initial your election in the table below and sign, date and deliver to GraphOn this Election Form pursuant to the instructions included in the Offer to Exchange, by not later than the expiration of the Offer. The Offer will expire at 5:00 p.m., Eastern Time, on July 23, 2003, unless extended.

If you elect to participate in the Offer and tender your Eligible Options, your tendered options will be cancelled promptly upon the expiration of the Offer. GraphOn expects to grant new options on the first business day which is at least six months and one day after the date we cancel your options validly tendered for exchange, in accordance with and subject to the terms and conditions described in the Offer to Exchange.

If you choose to tender some of your eligible options for exchange, you must tender for exchange the entire option representing all of the shares of our common stock from that grant, but you will not be required to tender for exchange options from other grants.

The following lists your outstanding, unexercised options that, as of June 24, 2003 are eligible for exchange pursuant to the Offer (the "Eligible Options"). By initialing the Election column(s) below, you are electing to tender for exchange all options granted pursuant to that corresponding option grant.

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                                                    NUMBER OF
                                                    ELIGIBLE
GRANT DATE       EXERCISE PRICE    GRANT TYPE        OPTIONS        ELECTION
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If you have any questions about this information, please contact Bob Dixon by telephone at (408) 776-8858.


If GraphOn receives one or more Election Forms signed by you, GraphOn will give effect to the form bearing the latest date and, if two forms bear the same date, then the form received last.

Acknowledgment and Signature:

By signing and dating this Election Form below and delivering it to GraphOn pursuant to the instructions included in the Offer to Exchange, I voluntarily elect to tender for exchange the options indicated in the table above and participate in and agree to all of the terms of the Offer, as described in the Offer to Exchange and in this Election Form.



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Name                                       Social Security Number




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Signature                                  Date


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